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Exhibit 99.2

BUNGE LIMITED FINANCE CORP.

NOTICE OF GUARANTEED DELIVERY

5.35% senior notes due 2014
that have been registered under the Securities Act of 1933
for any and all
unregistered 5.35% senior notes due 2014

Unconditionally guaranteed as to payment of principal
and interest by Bunge Limited
(Bunge Limited Finance Corp. is a wholly owned subsidiary of Bunge Limited)

        As set forth in the prospectus dated                        , 2004, of Bunge Limited Finance Corp. and Bunge Limited and in the accompanying letter of transmittal and instructions thereto, this form or one substantially equivalent hereto must be used to accept Bunge Limited Finance's offer to exchange 5.35% senior notes due 2014 that have been registered under the Securities Act of 1933, as amended, for any and all outstanding unregistered 5.35% senior notes due 2014 issued on April 13, 2004, if (i) certificates representing the unregistered senior notes to be tendered for exchange are not lost but are not immediately available, (ii) time will not permit the letter of transmittal, certificates representing such unregistered senior notes or other required documents to reach the exchange agent prior to the Expiration Date (as defined herein) or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined in the letter of transmittal) by mail or by hand or transmitted, via telegram, telex or facsimile, to the exchange agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings given to them in the prospectus.

  The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2004 (the "Expiration Date") unless the exchange offer is extended by Bunge Limited Finance Corp. in its sole discretion. Tenders of unregistered senior notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

To: SunTrust Bank, Exchange Agent

By Hand or Overnight Courier:
SunTrust Bank
c/o Law Debenture Corporate Services Inc.
767 Third Avenue
New York, New York 10017

By Facsimile Transmission:
(212) 750-1361

Confirm by Telephone:
(404) 588-7063
Attention: Esther Fannin

        Delivery of this instrument to an address, or transmission via facsimile with confirmation, other than to the exchange agent as set forth above will not constitute a valid delivery. The method of delivery of all documents, including certificates, is at the risk of the holder. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. You should read the instructions accompanying the letter of transmittal carefully before you complete this notice of guaranteed delivery.

        This instrument is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

        The undersigned hereby tender(s) to Bunge Limited Finance, upon the terms and subject to the conditions of the exchange offer as set forth in the prospectus and the letter of transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of unregistered senior notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus.

        The undersigned understands that tenders of unregistered senior notes will be accepted only in authorized denominations. The undersigned understands that tenders of unregistered senior notes pursuant to the exchange offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of unregistered senior notes may be withdrawn if the exchange offer is terminated or as otherwise provided in the prospectus.

        The undersigned understands that the exchange of unregistered senior notes for exchange senior notes will only be made after receipt by the exchange agent, within three (3) business days of the Expiration Date, of:

        (i)    a properly completed and duly executed letter of transmittal (or a facsimile thereof) with any required signature guarantees and certificates representing the unregistered senior notes covered hereby in proper form for transfer,

        (ii)   alternatively, confirmation of the book-entry transfer of such unregistered senior notes into the exchange agent's account at DTC, Euroclear or Clearstream Banking, pursuant to the procedure for book-entry transfer set forth in the prospectus, and

        (iii)  this notice of guaranteed delivery together with any other required documents.

        All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Principal amount of unregistered 5.35% senior
notes due 2014 tendered:*	Date:

Certificate no(s). of unregistered senior notes	Name(s) of registered holder(s):
(if available):
Address:

Area code and telephone no.:
If unregistered senior notes will be delivered by book-entry transfer at DTC, Euroclear or	Signature(s) of registered holder(s) or authorized signatory:
Clearstream Banking, insert account no.:

*
Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

        This notice of guaranteed delivery must be signed by the registered holder(s) of unregistered senior notes exactly as its (their) name(s) appears on certificates for unregistered senior notes or on a security position listing as the owner of unregistered senior notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)

Name(s):
Capacity:
Address(es):

        Do not send unregistered senior notes with this form. Unregistered senior notes should be sent to the exchange agent, together with a properly completed and duly executed letter of transmittal.

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that each holder of unregistered senior notes on whose behalf this tender is being made "own(s)" the unregistered senior notes covered hereby within the meaning of Rule 13d-3 under the Exchange Act, (b) represents that such tender of unregistered senior notes complies with such Rule 14e-4, and (c) guarantees that, within three (3) business days from the date of this notice of guaranteed delivery, a properly completed and duly executed letter of transmittal (or a facsimile thereof), together with certificates representing the unregistered senior notes covered hereby in proper form for transfer or, alternatively, confirmation of the book-entry transfer of such unregistered senior notes into the exchange agent's account at DTC, Euroclear or Clearstream Banking, pursuant to the procedure for book-entry transfer set forth in the prospectus and required documents will be deposited by the undersigned with the exchange agent.

        The undersigned acknowledges that it must deliver the letter of transmittal and unregistered senior notes tendered hereby to the exchange agent within the time period set forth and that failure to do so could result in financial loss to the undersigned.

Name of Firm:	Authorized Signature:
Address:	Name:
Title:
Area Code and Telephone No.:

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  Exhibit 99.2
PLEASE SIGN AND COMPLETE